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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 19, 1999

                          SPARTA PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in charter)

          Delaware                                0-23076                               56-1755527
(State or other jurisdiction             (Commission File Number)            (IRS Employer Identification No.)
     of incorporation)


111 Rock Road, Horsham, PA                                  19044
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:      215-442-1700


                                 Not Applicable
          (Former name or former address, if changed from last report)


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Item 5.  Other Events.

         On January 19, 1999, SuperGen, Inc. ("SuperGen") and Sparta Pharmaceuticals, Inc. ("Sparta") announced the execution of a definitive merger agreement (the "Merger Agreement") under which SuperGen will acquire Sparta in a tax-free, stock-for-stock transaction to be accounted for on a purchase basis. Pursuant to the Merger Agreement, Royale Acquisition Corp., a wholly-owned subsidiary of SuperGen, will be merged into Sparta with Sparta as the surviving corporation.

         Pursuant to the Merger Agreement, SuperGen will acquire all of the outstanding stock of Sparta for 650,000 newly-issued shares (subject to adjustment under certain circumstances) of SuperGen common stock.

         As a condition to the merger, Sparta will ask the holders of its outstanding shares of Series B' Convertible Preferred Stock to approve an amendment to Sparta's charter (the "Amendment") whereby they would relinquish their liquidation preference in exchange for an increase in their conversion rate, so that after giving effect to the increased conversion rate, each share of Series B' Preferred Stock issued and outstanding would be convertible into
16.4 shares of Sparta common stock. After giving effect to the Amendment, each share of Sparta common stock (on an as-converted basis) will represent the right to receive approximately .03785 share of SuperGen common stock (subject to adjustment under certain circumstances) in the merger.

         The transaction is subject to certain conditions, including approval of the Amendment and the merger by the Sparta common and preferred stockholders, the effectiveness of a registration statement under federal securities laws relating to the SuperGen common stock to be issued in the merger, and the listing of such SuperGen common stock on the Nasdaq National Market.

         The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this report and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. The shares of SuperGen common stock will be offered to Sparta stockholders only through a prospectus forming part of a registration statement that will be filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.

                  The following exhibits are filed herewith:

                  Exhibits:

                  2 Agreement and Plan of Reorganization, dated as of January 18, 1999, among SuperGen, Inc., Royale Acquisition Corp. and Sparta Pharmaceuticals, Inc.*

                  99 Text of press release, dated January 19, 1999 issued by SuperGen, Inc. and Sparta Pharmaceuticals, Inc.






---------
Pursuant to Item 601(b)(2) of Regulations S-K, the exhibits to the Agreement and Plan of Reorganization are omitted. The Agreement contains a list identifying the content of the exhibits and the company agrees to furnish supplementally copies of the exhibits to the Securities and Exchange Commission upon request.









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                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPARTA PHARMACEUTICALS, INC.


                                     By:  /s/ Ronald H. Spair
                                         ---------------------------------------
                                         Ronald H. Spair, Sr. Vice President
                                              and Chief Financial Officer

                                             (Duly Authorized Officer and
                                             Principal Financial Officer)

Date:    January 19, 1999



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                                  EXHIBIT INDEX

Exhibit

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2                 Agreement and Plan of Reorganization, dated as of January 18,
                  1999 among SuperGen, Inc., Royale Acquisition Corp. and Sparta Pharmaceuticals, Inc.

99 Text of press release, dated January 19, 1999, issued by SuperGen, Inc. and Sparta Pharmaceuticals, Inc.